Exhibit 99.1

EBIX NET INCOME GROWS SIX PERCENT IN FIRST QUARTER

Earnings Per Share Rise Nine Percent, to $0.36, on $5.65 Million in Revenues

ATLANTA, GA – May 10, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the first quarter of 2006.

The company reported total revenue of $5.65 million for the quarter, compared to $5.90 million for the first quarter of 2005. Coupled with modest reductions in operating expenses, this resulted in operating income for the first quarter of 2006 falling slightly, to $1.18 million, from $1.21 million in the first quarter of 2005.

Net income for the quarter rose six percent to $1.14 million, or $0.36 per diluted share, up from $1.07 million, or $0.33 per diluted share, in first quarter of 2005—an earnings per share growth of nine percent. Results for the first quarter of 2006 were based on 3.1 million weighted average diluted shares outstanding, as compared to 3.2 million in the first quarter of 2005.

Robin Raina, president and CEO, Ebix said, “We are pleased to have made a good beginning in the year 2006, and we remain focused on building a strong company with repetitive revenue streams. Our sales pipeline remains strong and we are presently in the midst of implementing quite a few large projects. The slight reduction in revenue is due to a combination of a drop in legacy support and timing issues associated with revenue recognition of large software contracts requiring extensive customization.”

Raina added: “Our cash position remains strong, and in coming days we intend to follow through on our growth plans through strategic acquisitions in the insurance marketplace, and also through development of strategic initiatives in niche sectors of insurance.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in United Kingdom, Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

CONTACT:
Robin Raina, President/CEO	Tony Sapienza/ Todd Van Hoosear
Ebix, Inc.	Topaz Partners
678 -281-2020	781-404-2409
tsapienza@topazpartners.com or
tvanhoosear@topazpartners.com

#  #  #

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except for share amounts)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,246	$6,733
Restricted cash	—	—
Accounts receivable, less allowance of $18 and $11, respectively	3,885	3,502
Other current assets	520	444
Total current assets	10,651	10,679
Property and equipment, net	1,408	1,488
Capitalized software, net	—	—
Goodwill	12,047	12,204
Intangibles, net	3,058	3,293
Other assets	285	317
Total assets	$27,449	$27,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$—
Accounts payable and accrued expenses	1,518	1,962
Accrued payroll and related benefits	677	1,450
Current portion of long term debt	966	969
Current portion of capital lease obligations	—	—
Deferred revenue	3,017	2,794
Total current liabilities	6,178	7,175
Long term debt, less current portion	1,348	1,844
Redeemable Common Stock	—	1,461

Stockholders’ equity:

Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized, 2,753,352 and 2,740,516 shares issued and outstanding, respectively	275	274
Additional paid-in capital	94,040	92,539
Accumulated deficit	(74,554)	(75,689)
Accumulated other comprehensive income	162	377
Total stockholders’ equity	19,923	17,501
Total liabilities and stockholders’ equity	$27,449	$27,981

3

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenue:
Software	$497	$202
Services and other (Including revenues from related parties of $713 and $878, respectively)	5,153	5,702
Total revenue	5,650	5,904

Operating expenses:
Services and other costs	1,331	1,406
Product development	869	794
Sales and marketing	590	478
General and administrative	1,364	1,689
Amortization and depreciation	314	329
Total operating expenses	4,468	4,696
Operating income	1,182	1,208

Interest income	79	82
Interest expense	(32)	(102)
Foreign exchange gain (loss)	42	(9)

Income before income taxes	1,271	1,179
Income tax expense	(136)	(111)

Net income	$1,135	$1,068

Basic earnings per common share	$0.41	$0.37
Diluted earnings per common share	$0.36	$0.33

Basic weighted average shares outstanding	2,748	2,912

Diluted weighted average shares outstanding	3,137	3,224

Ebix, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	1,135	1,068
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	314	329
Stock-based compensation	21	(32)
Restricted stock compensation	68
Provision for doubtful accounts	7	2
Changes in assets and liabilities:
Accounts receivable	(390)	(176)
Other assets	(44)	3
Accounts payable and accrued expenses	(444)	(58)
Accrued payroll and related benefits	(773)	141
Deferred revenue	223	501
Net cash provided by (used in) operating activities	117	1,778
Cash flows from investing activities:
Capital expenditures	(17)	(276)
Net cash used in investing activities	(17)	(276)
Cash flows from financing activities:
Proceeds for the issuance of common stock, net of issuance costs	—	—
Proceeds from the exercise of stock options	31	12
Payments of long term debt	(499)	(500)
Net cash provided by (used in) financing activities	(468)	(488)
Effect of foreign exchange rates on cash	(119)	56
Net change in cash and cash equivalents	(487)	1,070
Cash and cash equivalents at the beginning of the period	6,733	5,843
Cash and cash equivalents at the end of the period	$6,246	$6,913

Supplemental disclosures of cash flow information:
Interest paid	$—	$47
Income taxes paid	$40	$86